                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     American Bankers Insurance Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     AMERICAN BANKERS INSURANCE GROUP, INC.
       11222 QUAIL ROOST DRIVE, MIAMI, FLORIDA 33157-6596 (305) 253-2244

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 1997

To: All Shareholders

     The Annual Meeting of the Shareholders of American Bankers Insurance Group, Inc. (the "Company"), a Florida corporation, will be held on May 23, 1997 at 10:00 a.m., Eastern time, in the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596, for the following purposes:

          1. To elect five directors.

          2. To act upon a proposal to approve the adoption of an amendment to the Third Amended and Restated Articles of Incorporation of the Company to increase the authorized capital stock of the Company.

          3. To act upon a proposal to approve the adoption of an amendment to the 1994 Amended and Restated Directors' Deferred Compensation Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 100,000 to 200,000.

          4. To act upon a proposal to approve the adoption of the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan.

          5. To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

     Only shareholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ ARTHUR W. HEGGEN


                                          Arthur W. Heggen
                                          Secretary

April 11, 1997
Miami, Florida

--------------------------------------------------------------------------------

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SENDING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                     AMERICAN BANKERS INSURANCE GROUP, INC.
       11222 QUAIL ROOST DRIVE, MIAMI, FLORIDA 33157-6596 (305) 253-2244

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 1997

     The enclosed proxy is solicited by and on behalf of the Board of Directors of American Bankers Insurance Group, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on Friday, May 23, 1997, at 10:00 a.m., Eastern time, in the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596, and at any adjournment or postponement thereof. The Company plans to mail this Proxy Statement and the accompanying form of proxy to the Company's shareholders on or about April 11, 1997.

     Any person signing and mailing the enclosed proxy may revoke it any time before it is voted by giving written notice of revocation to the Company, by mailing to the Company a later dated proxy which is received by the Company prior to the Meeting or by voting in person at the Meeting.

     The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy material to their principals and the Company will, upon request, reimburse them for reasonable expenses in so doing. Solicitation of proxies from some shareholders may be made by the Company's officers and regular employees by telephone, facsimile, or in person after the initial solicitation.

     All voting rights for this Meeting are vested exclusively in the holders of the Company's Common Stock, $1.00 par value ("Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Shareholders have no dissenters' rights of appraisal in connection with any matter being presented at the Meeting. On March 7, 1997, the Company had 20,627,148 shares of Common Stock outstanding all of which are entitled to vote (see "PRINCIPAL SHAREHOLDERS" on Page 2 and "SECURITY HOLDINGS OF MANAGEMENT" on Pages 3 and 4).

     The Florida Business Corporation Act, the Company's Third Amended and Restated Articles of Incorporation, the Company's By-laws and the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") contain requirements governing the actions of the Company's shareholders at the Meeting. According to the Company's By-laws, a majority of the shares outstanding on March 28, 1997 must be present, either by person or by proxy, at the Meeting to constitute a quorum. In general, abstentions and broker non-votes are counted as present or represented for the purposes of determining quorum for the Meeting. A non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. With respect to the election of directors, the Florida Business Corporation Act provides that the directors who obtain the most affirmative votes of the shares that are actually voted on the election of directors are elected by plurality. Because the nominees for director are running without opposition, abstentions and broker non-votes on the election of directors have no legal effect. With respect to the approval of the proposed amendment to the Third Amended and Restated Articles of Incorporation, the Florida Business Corporation Act requires the affirmative vote of a majority of all of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes would have the effect of votes cast against the proposed amendment. The other proposals set forth in this proxy statement and for such other business as may properly come before the Meeting, or any and all postponements or adjournments thereof, require the affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the Meeting and entitled to vote on the subject matter. As a result, abstentions would have the effect of votes cast against and broker non-votes have no legal effect on the respective proposal.

                             PRINCIPAL SHAREHOLDERS

     The following persons are the only persons who on March 7, 1997, to the knowledge of the Company, owned beneficially more than 5% of the outstanding voting stock of the Company entitled to vote at the Meeting.

                                                                                         PERCENTAGE
                                                                         AMOUNT AND      OF SHARES
                                                                         NATURE OF      OUTSTANDING
                                                                         BENEFICIAL     AND ENTITLED
TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER             OWNERSHIP        TO VOTE
--------------          ------------------------------------             ----------     ------------
$1.00 Par Value Common
  Stock...............  FMR Corp.                                        2,581,146(a)      12.51%
                          82 Devonshire Street
                          Boston, Massachusetts 02109
                        Barnett Banks Trust Co., N.A. as Trustee of      1,759,343(b)       8.52%
                          The American Bankers Insurance Group, Inc.
                          Leveraged Employee Stock
                          Ownership Trust
                          9000 South Side Boulevard
                          Building 100
                          Jacksonville, Florida 32256
                        R. Kirk Landon                                   1,526,260(c)       7.40%
                          11222 Quail Roost Drive
                          Miami, Florida 33157-6596

---------------

(a) Based upon information supplied to the Company, FMR Corp. and certain affiliates ("FMR") beneficially own 2,581,146 shares of Common Stock and have sole dispositive power over these shares. FMR has sole voting power with respect to 277,075 of the shares and no voting power with respect to the remaining shares. Power to vote the remaining shares resides with the Boards of Trustees of the investment companies for which FMR acts as investment advisor.
(b) The American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Trust is the beneficial owner of 1,759,343 shares. The Trustee, Barnett Banks Trust Co., N.A., has sole voting power with respect to 393,621 shares and shared voting power with respect to 1,365,722 shares.
(c) Includes 401,526 owned by Mr. Landon directly; 40,500 Restricted Shares under the 1991 Stock Option/Restricted Stock Award Plan owned by Mr. Landon directly; 685,225 owned by the Landon Corporation, of which Mr. Landon is the controlling shareholder; 110,000 shares owned by Mr. Landon's spouse; 41,000 shares owned by R. Kirk/B. Landon Foundation, of which Mr. Landon is a director; 64,912 shares owned directly by the R. Kirk Landon Revocable Trust, for which Mr. Landon is the trustee; 6,603 shares allocated under the Company's Leveraged Employee Stock Ownership Plan; 82,843 options to purchase shares granted under the 1987 Executive Stock Option/Dividend Accrual Plan; 13,651 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan; 80,000 shares acquirable upon conversion of a convertible debenture due May 24, 1999 under the 1994 ABIG Key Executive Debenture Plan. Includes 20,000 shares subject to option exercise granted by Mr. Landon to Jack Kemp on May 24, 1995. The options are exercisable at $29.00 per share and expire on May 24, 2000. Excludes 230,700 shares held by a trust established pursuant to the Last Will and Testament of Dorothy P. Landon, of which Mr. Landon (together with Northern Trust Co., Chicago, Illinois) is trustee because neither Mr. Landon nor a member of his immediate family have a pecuniary interest in the shares held by the Trust.

                        SECURITY HOLDINGS OF MANAGEMENT

     The following table sets forth the amount of Common Stock beneficially owned or acquirable within 60 days by each director, director emeritus, named executive officers, and directors and executive officers of the Company as a group as of March 7, 1997:

                                                               AMOUNT OF
                                                                 SHARES      PERCENTAGE
                                                              BENEFICIALLY       OF
NAME                                                             OWNED       OWNERSHIP
----                                                          ------------   ----------
William H. Allen, Jr. ......................................       5,590(a)     *
Nicholas A. Buoniconti......................................       7,073(b)     *
Armando M. Codina...........................................      21,102(c)     *
Peter J. Dolara.............................................       5,561(d)     *
Gerald N. Gaston............................................     318,954(e)     1.55%
Daryl L. Jones..............................................       2,903(f)     *
James F. Jorden.............................................       5,850(g)     *
Jack F. Kemp................................................      20,000(h)     *
Bernard P. Knoth............................................          --(i)     *
R. Kirk Landon..............................................   1,526,260(j)     7.40%
Malcolm G. MacNeill**.......................................      37,717(k)     *
Eugene M. Matalene, Jr. ....................................       5,000(l)     *
Albert H. Nahmad............................................      33,207(m)     *
Nicholas J. St. George......................................       7,583(n)     *
Robert C. Strauss...........................................       7,210(o)     *
George E. Williamson II.....................................      18,234(p)     *
Eugene E. Becker............................................     105,956(q)     *
Jay R. Fuchs................................................      41,038(r)     *
Jason J. Israel.............................................      30,992(s)     *
Bernard Janis***............................................       2,359        *
John P. Laborde***..........................................         500        *
Directors and Executive Officers as a Group**** (25 persons
  including those named above)..............................   2,306,966(t)    11.18%

---------------

 (a) Includes 590 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 1,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (b) Includes 3,073 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (c) Includes 11,102 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (d) Includes 1,061 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 2,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (e) Includes 136,582 shares owned by Mr. Gaston directly; 33,000 Restricted Shares under the 1991 Stock Option/Restricted Stock Award Plan owned by Mr. Gaston directly; 1,133 shares owned by Mr. Gaston's son; 6,603 shares allocated under the Company's Leveraged Employee Stock Ownership Plan; 71,636 shares acquirable under the 1987 Executive Stock Option/Dividend Accrual Plan; and 70,000 shares acquirable upon conversion of a convertible debenture due May 24, 1999 under the 1994 ABIG Key Executive Debenture Plan.
 (f) Includes 1,903 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 1,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (g) Includes 220 shares held indirectly by an Individual Retirement Account Trust and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (h) Includes 20,000 shares acquirable by Mr. Kemp upon the exercise of options granted by Mr. Landon to Mr. Kemp. See footnote (c) under "Principal Shareholders" of this Proxy Statement.

 (i) Director Elect.
 (j) See footnote (c) under "Principal Shareholders" of this Proxy Statement, which sets forth shares that may be deemed to be beneficially owned by Mr. Landon.
 (k) Includes 6,000 shares owned by Mr. MacNeill's wife; 485 shares owned by his daughter; and 18,550 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan.
 (l) Includes 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (m) Includes 26,000 shares owned by Watsco, Inc.; 10 shares owned by Mr. Nahmad's son; 3,197 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan; and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (n) Includes 3,573 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (o) Includes 3,210 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (p) Includes 15,234 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan and 3,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan.
 (q) Includes 49,361 shares owned by Mr. Becker directly; 8,600 Restricted Shares under the 1994 Senior Management Stock Option Plan owned by Mr. Becker directly; 3,000 Restricted Shares under the 1991 Stock Option/Restricted Stock Award Plan owned by Mr. Becker directly; 4,899 shares owned by Mr. Becker's wife; 5,431 shares allocated under the Company's Leveraged Employee Stock Ownership Plan; and 34,665 shares acquirable under the 1987 Executive Stock Option/Dividend Accrual Plan.
 (r) Includes 24,300 shares owned by Mr. Fuchs directly; 6,600 Restricted Shares under the 1994 Senior Management Stock Option Plan owned by Mr. Fuchs directly; 6,000 Restricted Shares under the 1991 Stock Option/Restricted Stock Award Plan owned by Mr. Fuchs directly; and 4,138 shares allocated under the Company's Leveraged Employee Stock Ownership Plan.
 (s) Includes 9,265 shares owned by Mr. Israel directly; 4,800 Restricted Shares under the 1994 Senior Management Stock Option Plan owned by Mr. Israel directly; 3,000 Restricted Shares under the 1991 Stock Option/Restricted Stock Award Plan owned by Mr. Israel directly; 3,562 shares allocated under the Company's Leveraged Employee Stock Ownership Plan; and 10,365 shares acquirable under the 1987 Executive Stock Option/Dividend Accrual Plan.
 (t) The 20,000 shares subject to an option granted by Mr. Landon to Mr. Kemp have only been counted once in determining the total number of amount of shares beneficially owned and percentage of ownership by the Directors and Executive Officers as a group. See footnote (h) above and footnote (c) under "Principal Shareholders" of this Proxy Statement.
   * Denotes less than 1% ownership.
  ** Retiring.
 *** Director Emeritus.
**** Information regarding the Executive Officers of the Company is contained in the Company's 1996 Annual Report on Form 10-K.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     It is intended that the votes will be cast pursuant to the accompanying Proxy for the nominees named below, unless otherwise directed. The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should be unavailable, proxies solicited by the Board of Directors will be voted for the election of substitute nominees designated by the Board of Directors.

     According to the Company's Third Amended and Restated Articles of Incorporation, directors of the Company are classified and are elected for staggered terms of three years. Class II directors will be elected to office at the Meeting. The nominees for Class II directorships are Messrs. Gaston, Jones, Knoth, Nahmad and Williamson. Class III directors and Class I directors will be elected in 1998 and 1999, respectively, and every third year thereafter.

     The Company's operations are conducted through its subsidiaries, including American Bankers Insurance Company of Florida ("ABIC"), American Bankers Life Assurance Company of Florida ("ABLAC"), American Reliable Insurance Company ("ARIC"), Bankers American Life Assurance Company ("BALAC"), Bankers American Reinsurance Company ("BARC"), Bankers Insurance Company Limited ("BICL"), Caribbean American Life Assurance Company ("CALAC"), Caribbean American Property Insurance Company ("CAPIC"), Voyager Group, Inc. ("VGI"), Voyager Life and Health Insurance Company ("VLHIC"), and Voyager Life Insurance Company ("VLIC"). Certain of the Company's directors are also directors of its subsidiaries.

     The names of the nominees and the directors who will continue in office, the term for which they are nominated or have been elected, their ages, periods of service, business experience during the last five years, and other directorships are set forth below. In addition, the following notes have the indicated meanings.

          (a) Dates in parentheses indicate year in which a nominee first became a director of ABIC or ABLAC.

          (b) Member of Audit Committee.

          (c) Member of Compensation and Nominating Committee.

          (d) Member of Planning Committee.

          (e) Member of Executive Committee.

          (f) Member of Finance Committee.

          (g) Member of Takeover Evaluation Committee.

                    TO BE ELECTED FOR A TERM OF THREE YEARS


                                         POSITION AND OFFICES WITH THE COMPANY;
                                       PRINCIPAL OCCUPATION FOR THE PAST 5 YEARS;           DIRECTOR
NAME                                          OTHER DIRECTORSHIPS, IF ANY            AGE    SINCE(A)
----                                   ------------------------------------------    ---    --------
GERALD N. GASTON(e)(f)(g)............  President (since 1980) and Chief Executive     64       1980
                                       Officer of the Company (since 1996), Vice              (1977)
                                       Chairman of the Board of the Company
                                       (since 1980), Chief Operating Officer of
                                       the Company (1982-1995); Chief Executive
                                       Officer (since 1996), Chief Operating
                                       Officer (1980-1995), Chairman of the Board
                                       (since 1992) and Vice Chairman of the
                                       Board (1979-1992) of ABIC and ABLAC (since
                                       1993); Chairman of the Board, ARIC, VGI,
                                       VLIC, and VLHIC (since 1993); Director,
                                       BALAC (since 1990); Director, Eastman
                                       School of Music, University of Rochester
                                       (education) New York, NY (since 1996);
                                       Director, Loyola University (education)
                                       New Orleans, LA (1989-1996).

                                         POSITION AND OFFICES WITH THE COMPANY;
                                       PRINCIPAL OCCUPATION FOR THE PAST 5 YEARS;           DIRECTOR
NAME                                          OTHER DIRECTORSHIPS, IF ANY            AGE    SINCE(A)
----                                   ------------------------------------------    ---    --------
                                                                                      41        1994
DARYL L. JONES(f)....................  State of Florida Senator District 40
                                       (since 1992); Major/F16 Pilot, U.S. Air
                                       Force Reserves (since 1989); Attorney for
                                       Adorno and Zeder (attorneys-at-law),
                                       Miami, FL (since 1996); Senior Vice
                                       President, Douglas James Securities
                                       (municipal bond underwriter), (1994-1996);
                                       Attorney for Fowler White Burnett Hurley
                                       Bonick Strickroot PA (attorneys-at-law),
                                       Miami, FL. (1996-1991); State of Florida
                                       Representative District 118 (1990-1992);
                                       Attorney, Dade County Attorney's Office
                                       (1988-1990).
BERNARD P. KNOTH, S.J. ..............  President, Loyola University (education),      48       *
                                       New Orleans, LA (since 1995); Associate
                                       Dean of Georgetown University (education),
                                       Washington, DC (1990-1995).
ALBERT H. NAHMAD(b)(d)(e)(g).........  President, Chairman of the Board and Chief     56        1993
                                       Executive Officer, Watsco, Inc. (Nation's
                                       largest distributor of residential central
                                       air conditioners), Miami, FL (since 1973);
                                       Director, Panama Canal Commission (since
                                       1995); Board member, Florida Council of
                                       100 (advisory board to the Governor of
                                       Florida (since 1994); Chairman of the
                                       Board of Directors, Miami Children's
                                       Hospital Foundation, Miami, FL (since
                                       1990); Director, Mayor's Jewelers (jewelry
                                       retailers) (since 1995); Director,
                                       Pediatrix Medical Group (physician
                                       management services) (since 1996).
GEORGE E. WILLIAMSON II(b)(f)........  President, Williamson Cadillac Company,        51        1985
                                       (automobile dealer), Miami, FL (since
                                       1967); President, Williamson Saturn, Inc.,
                                       d/b/a Saturn of Dadeland and Saturn of
                                       West Dade (automobile dealer), Miami, FL
                                       (since 1991 and 1995, respectively);
                                       President, WWW Enterprises d/b/a
                                       Williamson Pontiac, Cadillac, Mazda
                                       (automobile dealer), Miami, FL (since
                                       1987); Director, Northern Trust Bank of
                                       Florida, N.A. (banking), Miami, FL (since
                                       1988).

---------------

* New nominee for director.

                                TO CONTINUE IN OFFICE FOR TWO YEARS
                                         POSITION AND OFFICES WITH THE COMPANY;
                                       PRINCIPAL OCCUPATION FOR THE PAST 5 YEARS;           DIRECTOR
                NAME                          OTHER DIRECTORSHIPS, IF ANY            AGE    SINCE(A)
                ----                   ------------------------------------------    ---    --------
NICHOLAS A. BUONICONTI(c)(d).........  Vice Chairman, Chief Operating Officer and    56       1993
                                       Director, Columbia Laboratories, Inc.
                                       (pharmaceutical research and development),
                                       Hollywood, FL (since 1992); Partner,
                                       Nicholas A. Buoniconti, P.A.,
                                       (attorneys-at-law), Miami, FL (1990-1992);
                                       President and Chief Operating Officer,
                                       UST, (conglomerate), Greenwich, CT
                                       (1983-1989); Director, BALAC (since 1993);
                                       Director, Innkeepers USA (own and manage
                                       hotels), Palm Beach, FL (1995-1996);
                                       Director, the Sports Authority (sporting
                                       goods), Ft. Lauderdale, FL (since 1996).
ARMANDO M. CODINA(c)(d)(e)(g)........  Chairman of the Board of Codina Group Inc.    50       1987
                                       (real estate development), Coral Gables,
                                       FL (since 1989); Director, Winn-Dixie
                                       Stores, Inc. (food stores), Jacksonville,
                                       FL (since 1987); Director, BellSouth
                                       Corporation (communications), Atlanta, GA
                                       (since 1992); Director, FPL Group Inc.
                                       (electric utility), Juno Beach, FL (since
                                       1995); Director, AMR, Inc. (airline),
                                       Dallas, TX (since 1994).
PETER J. DOLARA(c)(d)................  Officer/Senior Vice President American        59       1995
                                       Airlines (airline), Coral Gables, FL
                                       (since 1967); Director, Easter Seal
                                       Society of Dade County, Miami, FL (since
                                       1993); Director, United Way of Dade County
                                       (since 1994).
EUGENE M. MATALENE, JR.(e)(f)(g).....  Managing Director, Furman Selz LLC            49       1990
                                       (investment banking), New York, NY (since
                                       1996); Managing Director, PaineWebber
                                       Incorporated (investment banking), New
                                       York, NY (1987-1996); Director, BALAC,
                                       (since 1991); Director, Empire of
                                       Carolina, Inc. (toy industry), Delray
                                       Beach, FL (since 1995).
NICHOLAS J. ST. GEORGE(d)............  President, Chief Executive Officer (since     58       1983
                                       1979) and Director (since 1972) of Oakwood
                                       Homes Corporation (manufacturer, retailer,
                                       and financier of manufactured homes),
                                       Greensboro, NC; Director, Legg Mason, Inc.
                                       (investment banking), Baltimore, MD (since
                                       1983).

                                 TO CONTINUE IN OFFICE FOR ONE YEAR
                                         POSITION AND OFFICES WITH THE COMPANY;
                                       PRINCIPAL OCCUPATION FOR THE PAST 5 YEARS;           DIRECTOR
                NAME                          OTHER DIRECTORSHIPS, IF ANY            AGE    SINCE(A)
                ----                   ------------------------------------------    ---    --------
WILLIAM H. ALLEN, JR.(b)(f)..........  Vice Chairman, NationsBank, N.A. (South)      61       1992
                                       (banking), Miami, FL (since 1996);
                                       Chairman of the Board and Chief Executive
                                       Officer, Intercontinental Bank (commercial
                                       banking), Miami, FL (1987-1995); Director,
                                       Winsloew Furniture Group (furniture
                                       manufacturer and distributor), Pompano
                                       Beach, FL (since 1993); Director,
                                       Decorator Industries (manufacturer of
                                       accessories for hospitality, recreation
                                       vehicle and manufactured housing
                                       industries), Ft. Lauderdale, FL (since
                                       1995).
JACK F. KEMP.........................  Co-Director, Empower America (public          61      1995*
                                       policy/think tank), Washington, DC (since
                                       1993); Secretary, U.S. Department of
                                       H.U.D., Washington, DC (1990-1993);
                                       Director, Carson Products Company
                                       (marketer of ethnic health and beauty
                                       aids), Savannah, GA (since 1996);
                                       Director, Proxicom, (provider of
                                       integrated Internet solutions), McLean, VA
                                       (since 1997); Director, Everen Securities,
                                       Inc. (securities corporation), Chicago, IL
                                       (since 1997); Director, Landair Services
                                       (air transport service), Greenville, TN
                                       (1993-1996); Director, Oracle (database
                                       software provider), Redwood Shores, CA
                                       (since 1995); Director, Columbus Trust
                                       Realty (self-managed R.E.I.T. -- Real
                                       Estate Investment Trust), Dallas, TX
                                       (1993-1996); Director, Cyrix (designer,
                                       developer and manufacturer of high
                                       performance processors for personal
                                       computers), Richardson, TX (1993-1996);
                                       Director, World Corp. (air transportation
                                       services and transaction processing),
                                       Herndon, VA (1995-1996).
JAMES F. JORDEN(d)(e)(f)(g)..........  Senior Managing Partner, Jorden Burt          55       1982
                                       Berenson & Johnson LLP (attorneys-at-law),
                                       Miami, FL (since 1988).
---------------
* Resigned September 5, 1996 and was reinstated November 20, 1996.

                                 TO CONTINUE IN OFFICE FOR ONE YEAR
                                         POSITION AND OFFICES WITH THE COMPANY;
                                       PRINCIPAL OCCUPATION FOR THE PAST 5 YEARS;           DIRECTOR
                NAME                          OTHER DIRECTORSHIPS, IF ANY            AGE    SINCE(A)
                ----                   ------------------------------------------    ---    --------
                                                                                     67       1980)
R. KIRK LANDON(d)(e)(f)(g)...........  Chairman of the Board (since 1980), Chief             (1957
                                       International Officer of the Company, ABIC
                                       and ABLAC (since 1996) and Chief Executive
                                       Officer of the Company (1980-1995);
                                       Director (since 1982), President
                                       (1977-1988) and Chief Executive Officer
                                       (1979-1995) of ABIC; Director (since
                                       1980), President (1979-1988) and Chief
                                       Executive Officer (1979-1995) of ABLAC;
                                       Director, CALAC (since 1980); Director,
                                       CAPIC (since 1992); Director, BICL (since
                                       1990); Vice Chairman, Board of Trustees,
                                       Barry University, Miami Shores, FL (since
                                       1983); Vice Chairman and Director, Federal
                                       Reserve Bank of Atlanta (Miami Branch)
                                       Miami, FL (since 1991); Director, Mayor's
                                       Jewelers (jewelry retailers), Coral
                                       Gables, FL (since 1987).
ROBERT C. STRAUSS(b)(d)(e)(g)........  President and Chief Operating Officer,        55       1992
                                       Ivax Corporation, (generic drug
                                       manufacturer) (since 1997); President and
                                       Chief Executive Officer, Cordis, a Johnson
                                       & Johnson company (1996-1997), Miami, FL;
                                       Chairman, President, Chief Executive
                                       Officer, Chief Financial Officer
                                       (1983-1995) and Director (since 1987),
                                       Cordis Corporation, (manufacturer of
                                       internal medical devices), Miami Lakes,
                                       FL.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Jorden Burt Berenson & Johnson LLP, of which Mr. Jorden is a Senior Managing Partner, serves as general counsel for the Company and its subsidiaries. In 1996, the firm received approximately $3,785,400 for legal services rendered and costs incurred in that capacity.

     Mr. St. George is President, Chief Executive Officer and Director of Oakwood Homes Corporation. ABLAC has reinsurance agreements with an affiliate of Oakwood Homes Corporation. In 1996, ABLAC ceded premium of $4,541,367 to Oakwood Life Insurance Company, LTD. under these reinsurance contracts.

     Mr. Williamson is President of Williamson Cadillac Company, Williamson Saturn Inc. and WWW Enterprises (automobile dealerships). In 1996, Mr. Williamson's automobile dealerships sold ABLAC Credit Life, Health and Disability policies. Total net written premium by these dealerships was $192,784 in 1996.

     The Company believes these transactions were made on terms no less favorable than that which could have been received by unaffiliated third parties.

               THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

BOARD OF DIRECTORS

     The Board of Directors held five meetings during the year ended December 31, 1996. All directors attended at least 75% of the Board meetings and meetings of the standing committees on which they served that were held during the period when they served, with the exception of Messrs. Buoniconti and Dolara.

AUDIT COMMITTEE

     The Board of Directors of the Company has an Audit Committee currently composed of Messrs. Strauss, Allen, Nahmad and Williamson. During the year ended December 31, 1996, the Audit Committee met four times.

     At the direction of the Board of Directors, the Audit Committee recommends the selection of the independent auditors to the Board of Directors; reviews the arrangements and scope of the independent audit; reviews all financial statements and reviews matters of concern to the Audit Committee, the auditors or management relating to these statements or the results of any audit thereof; considers the comments from the independent auditors with respect to any weakness in internal controls and the consideration given or corrective action taken by management; reviews internal accounting procedures and controls with the internal financial and accounting staff; reviews the activities, reports and recommendations of the internal auditors and management's supervision of those in control of that department; and completes any other requests made by the Board of Directors.

COMPENSATION AND NOMINATING COMMITTEE

     The Board of Directors of the Company has a Compensation and Nominating Committee currently composed of Messrs. Codina, Buoniconti, Dolara and MacNeill. During the year ended December 31, 1996, the Compensation and Nominating Committee held five meetings.

     The Compensation and Nominating Committee establishes the compensation package of the Chairman of the Board of Directors, the Chief Executive Officer and the President of the Company and its major subsidiaries. This committee reviews and approves the compensation package suggested by Management for all other officers. The Compensation and Nominating Committee is responsible for the administration of all perquisites offered officers of the Company and its major subsidiaries, including, but not necessarily limited to, pension, retirement or profit-sharing plans, management incentive plans, restricted or qualified stock plans, and insurance benefits. In addition, it assists the Chairman of the Board and the Chief Executive Officer in the development of a management succession plan. In connection with the Company's various stock option plans, the Nominating and Compensation Committee has full power and authority to select employees to participate in each plan, to determine the amount and timing of grants, to interpret each plan and establish rules for their administration.

     The Compensation and Nominating Committee, subject to the control of the Board of Directors or the Executive Committee, recommends and implements criteria regarding composition of the Board of Directors, including, but not limited to, seeking out possible candidates to fill directorships; determining the desirable balance of expertise and composition of the Board of Directors; aiding in attracting such qualified candidates; reviewing the management slate of directors to be elected by the shareholders at the Annual Meeting; recommending to the Board of Directors the inclusion of the slate in the proxy statement; reviewing the qualifications of candidates for corporate officership; and recommending the officers for approval by the Board of Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.

     Nominations by any shareholder shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 5 days or more than 60 days prior to any meeting of the shareholders called for the election of directors. Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice,

(ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. The Secretary of the Company shall determine whether any nomination by any shareholder is made in conformance with the procedures set forth above. Nominations not made in conformance with the above stated procedures shall be null and void and disregarded by the Company.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the U.S. federal securities laws, the Company's directors, certain officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1996. All of these filing requirements were satisfied by these persons. In making these statements, the Company has relied on the written representations of its incumbent directors, officers, and its ten percent holders and copies of the reports that they have filed with the Commission.

                            DIRECTORS' COMPENSATION

ANNUAL AND MEETING FEES

     Directors who are not officers or employees of the Company are paid a quarterly fee of $5,000 ($5,500, if chairman of a committee of the ABIG Board or chairman of the Boards of any subsidiary of the Company). Mr. Landon and Mr. Gaston, received no additional fees for their directorships. Directors who are not officers or employees of the Company are also paid a fee of $750 for each meeting of the Board of Directors or its committees which they attend and $375 for each meeting attended telephonically, but only one attendance fee is paid for attendance at meetings held on a single day. Directors who reside outside Miami are also reimbursed for transportation and other travel expenses. The Company's By-laws provide for indemnification of directors to the fullest extent permitted under Florida Statutes.

DIRECTORS' DEFERRED COMPENSATION PLAN

     The Company's Directors' Deferred Compensation Plan (the "Deferred Plan") was adopted by the Board of Directors of the Company in October 1980 and amended and restated in February 1994, subject to shareholder approval which was obtained on May 25, 1994. Under the Deferred Plan, directors may elect to defer the receipt of their compensation in cash or in stock equivalents. Upon termination from the Board of Directors, the Director will receive, as elected, either cash or actual shares of the Company's Common Stock for fees deferred as stock equivalents. Directors who elect to defer fees must make an election in writing prior to an annual meeting of the shareholders. All fees earned during each director's term shall be deferred until retirement, resignation or death. The deferral may be revoked with respect to future payments or the form of future payments to be deferred may be changed upon written notice delivered to the Company prior to an annual meeting of the shareholders. The revocation or change will be effective six months following receipt of the notice. For the year ended December 31, 1996, ten members of the Company's Board elected to defer their compensation under the plan. Under the Deferred Plan 100,000 shares of the Company's authorized but previously unissued Common Stock have been reserved. At this year's Meeting, a proposal to amend the Deferred Plan to increase the number of shares of Common Stock reserved for issuance from 100,000 to 200,000 will be presented to the shareholders. If approved, the amendment will immediately go into effect.

NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     On May 25, 1994, shareholders approved the adoption of the 1994 Non-Employee Directors' Stock Option Plan ("Non-Employee Directors' Plan"). Under the terms of the plan, each non-employee director will receive 1,000 options at the annual Board of Directors meeting exercisable at prices equivalent to the fair market value of the Company's Common Stock on the date of grant. Options granted are not exercisable before the six-month anniversary nor after the fifth anniversary from the date of the grant. When adopted, there were 50,000 shares authorized and currently options for 39,000 shares have been issued. At this year's Meeting, a proposal to adopt the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan will be presented to shareholders. This plan includes provisions under which each non-employee director will receive options on substantially the same terms as the Non-Employees Directors' Plan, except that the options will not be exercisable before the one year anniversary from the date of grant. If the proposed plan is approved, the Company shall cease making grants under the Non-Employee Directors' Plan.

                                     ITEM 2

                       AMENDMENT TO THE THIRD AMENDED AND
                       RESTATED ARTICLES OF INCORPORATION

     On February 19, 1997, the Company's Board of Directors (i) approved an amendment to Article IV of the Third Amended and Restated Articles of Incorporation to increase the authorized number of shares of Capital Stock of the Company from 35,000,000 shares to 110,000,000 shares of which 100,000,000 shall be Common Stock, with a par value of $1.00 and 10,000,000 shall be Preferred Stock, without par value, and (ii) directed that the amendment in the form set forth in Exhibit A (the "Amendment") be submitted to a vote of the shareholders of the Company at the Meeting.

     The Third Amended and Restated Articles of Incorporation of the Company (the "Articles") currently provide that the authorized capital stock of the Company shall consist of 35,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), and 3,500,000 shares of Preferred Stock, without par value (the "Preferred Stock"). The shares of Preferred Stock may be issued from time to time in one or more series with the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including, without limitation the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, and in such number as established by the Board of Directors. The Board of Directors has designated two series of Preferred Stock -- Series A Participating Preferred Stock ("Series A Preferred Stock") and $3.125 Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). As of March 7, 1997, there were 20,627,148 shares of Common Stock outstanding and there were 2,300,000 shares of Series B Preferred Stock outstanding. As of that December 31, 1996 there were, 1,310,043 shares of Common Stock reserved for issuance under the Company's various compensation plans (the "Plans"), including 637,864 applicable to outstanding grants under the Plan. There has been no significant activity regarding grants and exercises in 1997. There are 2,297,010 shares of Common Stock were reserved for issuance upon conversion of the Series B Preferred Stock into Common Stock. In addition, 350,000 shares of Series A Preferred Stock were reserved for issuance under the Company's Rights Agreement dated February 24, 1988, as amended, (the "Rights Plan"). Accordingly, there were as of March 7, 1997, approximately 10,765,000 shares of unissued and unreserved Common Stock and 850,000 shares of undesignated, unreserved and unissued Preferred Stock.

     The proposed increase in authorized shares of capital stock will enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, a new shareholder rights plan to replace the Rights Plan which currently expires on March 10, 1998, and such other corporate purposes as may arise. Having such authorized capital stock available for issuance in the future would give the Company greater flexibility and would allow additional shares of capital stock to be issued without the expense and delay of a special shareholders' meeting. Such a delay might deny the Company the flexibility the Board views as important in facilitating the effective use of the Company's capital stock. Except for the issuance of shares under the Company's stock option plans (and, if approved by the shareholders at the Meeting, the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan and the 1994 Amended and Restated Directors' Deferred Compensation Plan), the Company is not presently engaged in any negotiations with respect to the use of any shares of the additional authorized capital stock, nor are there currently any commitments, arrangements or understandings with respect to the issuance of such shares.

     The future issuance of additional shares of capital stock on other than a pro rata basis may dilute the ownership of current shareholders. The rules of the National Association of Securities Dealers, Inc. ("NASD") currently require shareholder approval of certain issuances of shares of Common Stock or securities convertible into Common Stock by issuers of securities traded on the Nasdaq Stock Market's National Market, on which the Company's Common Stock and Series B Preferred Stock are currently traded. These issuances include: (i) stock option or purchase plans for directors or officers where the securities that may be issued exceed the lesser of 1% of the number of outstanding shares of Common Stock, 1% of the voting power outstanding or 25,000 shares; (ii) actions resulting in a change of control of the company; (iii) acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of such securities could result in an increase in outstanding common shares of 5% or more; (iv) acquisition transactions generally where the present or potential issuance of such securities could result in an increase in outstanding common shares of 20% or more; and (v) certain other sales or issuances of Common Stock (or securities convertible into or exercisable for Common Stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Exceptions to these rules may be made upon application to the NASD when (i) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance by the company on this exception is expressly approved by a company's audit committee or a comparable body. In other instances, the issuance of additional shares of capital stock would be within the discretion of the Board of Directors, without the requirement of further action by shareholders except as otherwise required by applicable law or any stock exchange on which the Company's securities may then be listed.

     The proposed shares of capital stock for which authorization is sought would increase the number of shares of capital stock available for issuance by the Company, but would have no effect upon the terms of the Common Stock or the rights of the holders of such stock. If and when issued, the proposed additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding and the proposed additional Preferred Stock would have their designations, rights and privileges as established by the Board of Directors from time to time. Holders of capital stock will not have pre-emptive rights to purchase additional shares of capital stock.

     The issuance of additional shares could also be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by the Company's officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without shareholder approval, might deter a bidder from seeking to acquire shares of the Company on an unfriendly basis. While the authorization of additional shares of capital stock might have such effects, the Board of Directors of the Company does not intend or view the increase in capital stock as an anti-takeover measure, nor is the Company aware of any proposed transactions of this type.

                                 RECOMMENDATION

     The Board of Directors recommends a vote FOR the adoption of the Amendment to the Third Amended and Restated Articles of Incorporation to increase the authorized capital stock of the Company from 35,000,000 shares to 110,000,000 shares of which 100,000,000 shares shall be designated Common Stock, with a par value of $1.00, and 10,000,000 shares shall be designated Preferred Stock, without par value, substantially in the form of Exhibit A hereto. The affirmative vote of a majority of all the outstanding shares of the Company's Common Stock will be required to approve the adoption of the Amendment. If the Amendment is approved by the shareholders of the Company, such amendment will become effective when articles of amendment to the Company's Articles are filed with the Florida Department of State.

                                     ITEM 3

                      AMENDMENT TO DIRECTORS' 1994 AMENDED
                    AND RESTATED DEFERRED COMPENSATION PLAN

     On February 19, 1997, the Company's Board of Directors amended the Amended and Restated Directors' Deferred Compensation Plan (the "Deferred Plan"), subject to shareholder approval, to increase the total number of shares reserved for issuance upon exercise of options to be granted under the Plan. The amendment increases the total number of shares available for amounts deferred under the Deferred Plan from 100,000 to 200,000 shares.

     The purpose of the Deferred Plan is to assist the Company in attracting and retaining directors. There are currently twenty-nine (29) individuals who are Directors of the Company and its subsidiaries who will be eligible under the Deferred Plan.

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") administers the Deferred Plan. The Committee must consist of at least three members who qualify under Rule 16b-3, promulgated under the Securities Exchange Act of 1934 ("Exchange Act"). The Committee has full power and authority to interpret the Deferred Plan and establish rules for its administration.

     Directors who elect to defer their director's compensation must make such election in writing prior to an annual meeting of the shareholders. Upon making such election, all fees earned during his term as a Director shall be deferred until retirement, resignation or death. The deferral may be revoked with respect to future payments or the form of future payments to be deferred may be changed upon written notice delivered to the Company prior to an annual meeting of the shareholders. The revocation or change will be effective six months following receipt of the notice.

     Fees that are deferred in cash will be deposited in the participant's account on the date they are earned. The balance in the account will earn interest at the Company's net investment income rate for the previous year. The account will be credited with interest quarterly on the last day of each calendar quarter.

     Fees that are deferred in stock equivalents will be deposited in the participant's account in cash on the date they are earned. The balance in the account will earn interest at the Company's net investment income rate for the previous year. The account will be credited with interest quarterly on the last day of each calendar quarter. The cash balance in the account will then be converted to stock equivalents based on the price of the Company's Common Stock on the last day of each calendar quarter. Dividend income will be credited to the participants account as cash on each dividend payment date.

     In the event of retirement, resignation or death the cash balance in the participant's account and stock certificates representing the number of stock equivalents in the participants account shall be distributed to the participant or his designated beneficiary within thirty (30) days.

     The Board of Directors, subject to shareholder approval, if required, may amend, alter or discontinue the Deferred Plan, except that no amendment shall be made which would impair the rights of a participant or his beneficiary under the Deferred Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under the Internal Revenue Code of 1986, as amended, a Director who elects in advance to defer future fees does not recognize taxable income when such fees are earned. Taxable income will be recognized on the earlier of: (i) resignation, (ii) death or (iii) retirement.

     The amount of taxable income recognized by a director will include the total cash value of deferred benefits paid (including dividends and interest). The Company will be entitled to a tax deduction for all deferred benefits paid at the same time the taxable income is recognized by such Directors. The Company will comply with any information reporting requirements in effect when deferred benefits are paid.

                                 PLAN BENEFITS
                     DIRECTORS' DEFERRED COMPENSATION PLAN

NAME AND POSITION                                            DOLLAR VALUE ($)(1)    NUMBER OF SHARES
-----------------                                            -------------------    ----------------
R. Kirk Landon, Chairman...................................      $  798,584              13,651
All Current Non-Employee Directors Electing to Defer(2)....      $3,621,852              61,912

---------------

(1) This represents the number of stock equivalent currently outstanding multiplied by the last trade price as of March 7, 1997.
(2) Currently, there are 12 Non-Employee Directors electing to defer.

     On March 7, 1997, the last trade price of the Common Stock on the Nasdaq Stock Market's National Market was $58.50 per share.

                                 RECOMMENDATION

     The Board of Directors of the Company is of the opinion that approval of the adoption of the amendment to the Amended and Restated Directors' Deferred Compensation Plan is in the best interests of the Company and its shareholders, and accordingly, the Board of Directors recommends that the shareholders vote FOR the proposed amendment to the Deferred Plan. The affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the Meeting will be required to approve the adoption of the amendment to the Deferred Plan.

                                     ITEM 4

                                  APPROVAL OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           1997 EQUITY INCENTIVE PLAN

     The American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan (the "Plan") was approved by the Board of Directors of the Company on February 19, 1997. The Board of Directors has determined that a new stock incentive plan is needed to promote the interests of the Company and its shareholders by providing the Company's directors, officers and employees with an incentive to undertake and continue service with the Company and its subsidiaries. Pursuant to the Plan, the Company proposes to grant to selected officers and employees of the Company and its subsidiaries stock options, stock appreciation rights, restricted stock awards, merit awards, performance share awards and cash awards ("Awards"). In addition, under the Plan, the Company will grant to each current member of its Board of Directors who is not an officer or employee of the Company ("Outside Director") an option to purchase 1000 shares of Common Stock on the date of each annual meeting of the Board. Except for performance share awards, there are approximately 260 full-time employees and Outside Directors who the Compensation and Nominating Committee intends to consider as eligible to receive Awards. For performance share awards, the Compensation and Nominating Committee intends that all current full-time employees are eligible. At this time, there are approximately 2,860 full-time employees. The Plan will be effective and implemented only after approval of the Company's shareholders at the Meeting. If approved by the shareholders, no further grants will be made under the 1991 Stock Incentive Compensation Plan, 1994 Senior Management Stock Option Plan and 1994 Non-Employee Directors' Stock Option Plan.

     The principal provisions of the Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is set forth as Exhibit B. Capitalized terms used without definition in this summary have the meanings specified under the Plan.

SHARES AVAILABLE FOR ISSUANCE

     Under the Plan, 2,000,000 shares of the Company Common Stock will be available for grants of Awards. Of this amount, only 700,000 shares in the aggregate are authorized for the issuance of restricted stock and merit awards and only 200,000 shares in the aggregate are authorized for the issuance of performance share awards under the Plan. In general, if any Award under the Plan expires or terminates without having been fully exercised, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award will become available for grants of new Awards under the Plan. In addition, if there is a change in capitalization of the Company the number of shares available for grants and the shares subject to outstanding Awards will be adjusted accordingly.

PLAN ADMINISTRATION

     The Plan will be administered by the Compensation and Nominating Committee of the Board of Directors (the "Committee"). The Board and the Committee will have the authority to amend the Plan as it deems advisable; subject to any regulatory or shareholder approval required by law. The Committee may, subject to any regulatory or shareholder approval required by law, at any time modify or amend the terms of an outstanding Award so long as the rights of any holder of an outstanding Award are not adversely affected or no law is violated.

     Except with respect to Awards made to Outside Directors and subject to the terms of the Plan, the Committee will select the individuals to whom Awards will be granted, determine the number of shares subject to each Award, prescribe the terms and conditions of each Award granted under the Plan, and make any other determination necessary or advisable for administration of the Plan.

STOCK OPTIONS

  Employee Stock Options

     Options may be granted by the Committee as incentive stock options ("ISOs") intended to qualify for favorable tax treatment under the Federal tax law or as nonqualified stock options ("NQSOs"). The options may, in the Committee's discretion, be made transferable.

     The Plan requires that the exercise price of all options be equal to or greater than the fair market value of Common Stock on the date of grant of that option. The term of any ISO cannot exceed ten years from the date of grant, and the term of any NQSO cannot exceed ten years and one month from the date of grant. Subject to the terms of the Plan and any additional restrictions imposed at the time of grant, options ordinarily will become exercisable, at least in part, commencing one year after the date of grant.

  Outside Directors Stock Options

     Under the Plan, each Outside Director will receive options to purchase 1,000 shares of Common Stock on the date of each annual meeting of the Board. The exercise price of the Outside Directors' options will be equal to the last trade price of the Common Stock on the date of grant. The options will expire on the fifth anniversary of their grant.

  General Terms

     Options will become exercisable in whole or in part on such date as the Committee determines, but in no event prior to the first anniversary of their grant. No exercise of options may be for fewer than 50 shares (or the total remaining shares covered by the option if fewer than 50 shares).

     Subject to such rules as the Committee may impose, the exercise price of an option may be paid in cash, in shares of Common Stock owned by the optionee for at least six months and not used in a stock option exercise during the preceding six months, with a combination of cash and shares, or by effecting a "cashless exercise" with a broker, or with such other consideration as shall be approved by the Committee (including with respect to an employee stock option, if permitted by the Committee, the equivalent cash dividend paid upon each share of Common Stock by the Company during the period between the grant of the option and its exercise to the extent of the number of shares for which the option was exercised).

     The options of an employee or Outside Director who dies or becomes disabled during the term of the options will continue to be exercisable up to six months after the death or disability or up to the expiration of the options, whichever occurs earlier. The options of an employee or Outside Director who leaves the Company other than as a result of death or disability will terminate automatically upon termination of employment.

STOCK APPRECIATION RIGHTS

     The Committee may grant stock appreciation rights ("SARs"), in tandem with any options granted under the Plan or may solely grant SARs. An SAR granted in tandem with an option may be exercised only when the underlying option is exercisable. An SAR permits the holder to receive (in shares of Common Stock, cash, or a combination thereof) an aggregate value equal to the excess of the fair market value of one share of Common Stock over the exercise price specified in the SAR multiplied by the number of shares covered by such option or portion thereof which is to be exercised.

     The Plan requires that the exercise price of all SARs be equal or greater than the fair market value of the Common Stock on the date of grant of the SARs. For SARs granted in tandem with options, the exercise price shall be that of the related option. SARs will become exercisable on such date as the Committee determines, but in no case earlier than the first anniversary of their grant.

RESTRICTED STOCK AND MERIT AWARDS TO EMPLOYEES

     The Committee may grant shares of Common Stock to participants in such amounts, and subject to such restrictions and additional terms and conditions, if any, as the Committee in its sole discretion shall determine consistent with the provisions of the Plan ("Restricted Stock"). The Committee may also grant from time to time shares of Common Stock to selected Plan participants free of restrictions ("Merit Awards") in such amounts as the Committee in its sole discretion shall determine consistent with the provisions of the Plan. As a condition to any award of Restricted Stock or Merit Award, the Committee may require a participant to pay an amount equal to, or in excess of, the par value of the shares of Restricted Stock or Common Stock awarded to him or her.

     Unless otherwise directed by the Committee, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period", which in the case of grants to employees shall not be less than one year from the date of grant. The Restricted Period with respect to any outstanding shares of Restricted Stock awarded to employees may be reduced by the Committee at any time. Except for such restrictions, the employee as the owner of such stock shall have all the rights of a shareholder including, but not limited to, the right to vote such stock and to receive dividends thereon as and when paid.

     In the event that an employee's employment is terminated for any reason, an employee's Restricted Stock will be forfeited; provided, however, that the Committee may limit such forfeiture in its sole discretion. At the end of the Restricted Period all shares of Restricted Stock shall be transferred free and clear of all restrictions to the employee. Employees may be offered the opportunity to defer receipt of their shares of Restricted Stock and may be granted a bonus for such deferral.

PERFORMANCE SHARE AWARDS

     The Committee may make, in its sole discretion and subject to the terms and conditions it may determine in accordance with the Plan, awards of Common Stock or Restricted Stock which shall be earned on the basis of the Company's performance in relation to established performance measures for a specific performance period ("Performance Shares"). Such measures may include, but shall not be limited to, return on investment, earnings per share, return on shareholders' equity, or return to shareholders. Unless otherwise determined by the Committee, Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the relevant performance period. The amount of any Performance Share award in the aggregate during the term of the Plan to an individual shall not exceed 100,000 shares of Common Stock.

     Performance Shares may be paid in cash, shares of Common Stock or shares of Restricted Stock in such proportion as the Committee may determine. An employee must be employed at the end of the performance period to receive payment of Performance Shares; provided, however, that in the event an employee's employment is terminated by reason of death, disability, retirement or other reason approved by the Committee, the Committee may limit such forfeiture in its sole discretion. Employees may be offered the opportunity to defer receipt of payment of earned Performance Shares and may be granted a bonus for such deferral.

CASH AWARDS

     The Committee may, on such terms as it determines in its sole discretion, make grants of cash or loans in order to help defray in whole or in part the economic cost (including tax cost) of an Award ("Cash Awards"). The Cash Award may be granted at the time of grant of any award or upon exercise of any Award.

CHANGE OF CONTROL

     In the case of the sale or other disposition of assets by the Company which results in the termination of an employee's employment or for a "change in control" of the Company (as defined in the Plan), Awards granted pursuant to the Plan, may become fully exercisable in the discretion of the Committee or as may otherwise be provided in the recipient's Award agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of the tax consequences of awards under the Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

  Options

     There are no Federal tax consequences either to the optionee or to the Company upon the grant of an ISO or a NQSO. On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). Upon the ultimate sale of the shares, the balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee depending on the cost and holding period of such shares, but will have no tax consequences for the Company.

  Stock Appreciation Rights

     The amount of any cash (or the fair market value of any Common Stock) received by the holder of an option upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt and generally the Company will be entitled to a deduction for such amount.

  Restricted Stock Awards

     An employee who has been awarded Restricted Stock will not recognize taxable income at the time of the award unless he or she elects otherwise. At the time any restrictions applicable to the Restricted Stock award lapse, the recipient will recognize ordinary income and generally the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefore. Dividends paid to the recipient on the Restricted Stock during the Restricted Period will be ordinary compensation income to the recipient and deductible as such by the Company.

  Merit Awards

     A grant of Common Stock pursuant to a Merit Award will result in income for the employee, and a generally a tax deduction for the Company, equal generally to the fair market value of such shares less any amount paid for them.

  Performance Share Awards

     An employee who has been awarded Performance Shares will not recognize taxable income, and the Company will not be entitled to a deduction, at the time of the award. At the time the employee is entitled to the Performance Shares, the employee will recognize ordinary income equal to the sum of the cash and the fair market value of the shares of Common Stock at such time, and generally the Company will be entitled to a corresponding deduction. To the extent Performance Shares are paid in shares of Restricted Stock, the Federal income tax consequences described above applicable to Restricted Stock will apply.

  Cash Awards

     An employee who has been awarded cash under Cash Awards will recognize taxable income, and the Company will generally be entitled to a deduction, at the time of payment of the award. An employee who receives a bona fide loan under Cash Awards will not recognize taxable income on the amounts distributed under the loan. The Company will not be entitled to a deduction and will be taxed on the interest payments.

                                 PLAN BENEFITS

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           1997 EQUITY INCENTIVE PLAN

     The Committee has made no determinations with respect to grants of stock options, SARs, Restricted Stock, Merit Awards or Performance Shares to officers and employees under the Plan. If the Plan is approved by the shareholders, the Outside Directors will be granted options at the annual meeting of the Directors which follows the Meeting. Accordingly, the benefits to the Outside Directors are as follows:

                                                                 NUMBER OF
                                                                  OPTIONS
                     NAME AND POSITION                           GRANTS(1)
                     -----------------                           ---------
All Current Outside Directors...............................       13,000

---------------

(1) The value of option grants cannot be determined at this time

     On March 7, 1997, the last trade price of Common Stock on Nasdaq Stock Market's National Market was $58.50 per share.

                                 RECOMMENDATION

     The Board of Directors of the Company is of the opinion that approval of the adoption of the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan is in the best interests of the Company and its shareholders, and accordingly, the Board of Directors recommends that the shareholders vote FOR the

American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan. The affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the Meeting will be required to approve the adoption of the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") is responsible for establishing the various compensation programs for the executive officers. In addition, the Committee assists the Chairman of the Board and the Chief Executive Officer in the development of a management succession plan and reviews the qualifications of candidates for corporate officership and recommends the officers for approval by the Board of Directors.

COMPENSATION POLICIES

     In developing compensation plans and setting compensation levels, the Committee reviewed a diverse group of insurance company salaries. The Committee also reviewed the same diverse group with respect to stock options and long term incentive plans.

EXECUTIVE OFFICER COMPENSATION

     The Company's compensation program for executive officers consists of three key elements: a base salary, an annual bonus, and long-term incentives. The Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both short- and long-term interests of shareholders.

     Base Salary. Base salaries of individual executive officers are reviewed by the Committee annually. In determining adjustments to base salary for a particular year, the Committee relies on reports from consultants and reports from the Company's Human Resources Department. Salaries for all officers, with the exception of the Chief Executive Officer, are based upon recommendations made by the officers' superiors taking into account the superiors' subjective assessment of the nature of the position, and the contribution, experience and Company tenure of the executive officer. The Chief Executive Officer reviews all salary recommendations with the Committee, which is responsible for approving or disapproving those recommendations.

     Annual Bonus. Executive officers and other senior officers participate in the Management Incentive Plan ("MIP"). The Committee chooses those officers who will participate in the MIP, acting upon the advice of the Chief Executive Officer. Each participant's MIP is based on individual performance objectives, which may include profits, premiums, and other individual performance measures. The performance objectives have different weights, but in general, at least 40% of each participant's bonus must be based on the Company's profit objective. A target bonus percentage is established for each participant. For executive officers this percentage ranges from 30% to 100% of base salary. A participant can earn up to 200% of this target bonus percentage based on their actual performance on each category in their MIP. For each category three performance levels are determined in advance. The minimum is the minimum level of acceptable performance, where 0% of the target bonus percentage would be earned. The target is the planned performance level, where 100% of the target bonus percentage would be earned. The maximum is the most optimistic level of performance that has only a slight probability of being achieved, where 200% of the target bonus percentage would be earned. The actual performance is compared to the established objectives and the award for each item measured.

     Long-term Incentives. Long-term incentives include stock option grants and convertible debentures. A stock option permits the holder to buy Company stock at a specific price during a specific time period. As the price of Company stock rises, the option increases in value. The number of options granted to any one employee is based on a formula which is tied to the executive officer's base salary. However, other subjective factors are taken into consideration such as: the executive's level of responsibility, experience and long-term expected contribution to the Company. During 1996, the Company granted stock options to executive officers under the 1994 Senior Management Stock Option Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Gaston was promoted to CEO, effective January 1, 1996. On February 5, 1996, commensurate with his increase in responsibilities, his salary was increased to $525,000. The Committee, in determining CEO base pay, reviewed a number of Executive Compensation analyses for insurance companies with comparable premium income. Median income for CEO's of insurance companies with comparable premium income, ranged between $600,000 to $745,000. Effective May 22, 1996, Mr. Gaston received a raise of 14.29% increasing his base pay to $600,000. His May 1996 increase was based on factors including the compensation analyses discussed above, increased earnings per share and stock price performance.

     Mr. Gaston's MIP award for 1996 is expected to be $919,100, to be paid on the date of the Meeting. Fifty percent of his award was directly related to 1996 actual profits which exceeded the plan objective by 19.5%. Other categories used to determine Mr. Gaston's award included the gross written premium for the Company, stock price performance, completion of corporate projects, completion of building expansion and quality improvements having relative weights of 17%, 11%, 10%, 8% and 4%, respectively. Corporate projects involve criteria that are confidential and disclosure of such criteria would have an adverse effect on the Company.

     Mr. Gaston did not receive any option grants under the 1994 Senior Management Stock Option Plan. With respect to the Company's long-term incentive plans, he currently owns 33,000 of restricted shares issued under the 1991 Stock Option/Restricted Stock Award Plan and a debenture due May 24, 1999 convertible into 70,000 shares of stock issued under the 1994 Key Executive Debenture Plan. The restricted shares were scheduled to begin vesting in 1996. During 1995, this plan was amended to allow the Company to grant recipients the option to extend the original vesting period for one, two, or three years. Mr. Gaston elected to defer vesting for an additional one year period that will expire during 1997.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation and Nominating Committee reviews the compensation of its executive officers (which currently consists of the Management Incentive Plan and the stock option plans described above). At this time, this is a limited issue for the Company and the Compensation and Nominating Committee believes that the financial impact of any loss of deduction to the Company is immaterial. The Compensation and Nominating Committee monitors the executives' compensation and the related deduction under Section 162(m).

CONCLUSION

     The Compensation and Nominating Committee has the responsibility for ensuring that the Company's compensation program continues to be in the best interests of its shareholders. The Committee consists entirely of non-employee directors. The Committee's objective is to assist the Company, through a sound and reasonable structured compensation program, in the recruitment, retention and motivation of talented managers capable of contributing significantly to the Company's increased profitability and to the creation, over time, of enhanced shareholder value. The Committee administers the program, which encompasses base pay and long and short-term incentive plans and reviews the general compensation philosophy of the Company, as well as, the specific elements of the compensation program. The advice of qualified outside advisors and independent compensation experts is obtained to assist the Compensation and Nominating Committee in establishing and evaluating compensation policies, especially in relation to other comparable companies. Finally, the Compensation and Nominating Committee also reviews the results of the Company's compensation programs to determine if such programs are performing appropriately and achieving the desired results.

                                          Armando M. Codina, Chairman
                                          Nicholas A. Buoniconti
                                          Peter J. Dolara
                                          Malcolm G. MacNeill
                                          George E. Williamson II

COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Present members of the Compensation and Nominating Committee are Messrs. Armando M. Codina (Chairman), Nicholas A. Buoniconti, Peter J. Dolara and Malcolm G. MacNeill. Mr. Dolara succeeded Mr. Williamson in October 1996.

     Mr. Williamson is President of Williamson Cadillac Company, Williamson Saturn Inc. and WWW Enterprises (automobile dealerships). In 1996, Mr. Williamson's automotive sold ABLAC Credit Life, Health and Disability Policies. Total net written premium by these dealerships was $192,784 in 1996.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Summary Compensation Table below indicates the cash compensation paid by the Company and its subsidiaries as well as certain other compensation paid or accrued to the Chief Executive Officer and the four other highest paid executive officers, for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                     ------------------------------------
                                                      ANNUAL COMPENSATION                   AWARDS
                                             --------------------------------------  ---------------------
                                                                          OTHER      RESTRICTED
                                                                          ANNUAL       STOCK      OPTIONS/    ALL OTHER
                                                                       COMPENSATION    AWARDS       SARS     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)(1)      ($)(2)     ($)(3)(4)     (#)(3)       ($)(5)
---------------------------           ----   ---------   -----------   ------------  ----------   --------   ------------
R. Kirk Landon......................  1996    544,135      454,600          --             --         --        21,728
  Chairman and Chief International    1995    482,992      437,000          --             --         --        18,954
  Marketing Officer ABIG              1994    451,652      241,000          --             --         --        13,126
Gerald N. Gaston....................  1996    560,481      919,100          --             --         --        21,728
  President, Vice Chairman and        1995    428,230      405,600          --             --         --        18,954
  Chief Executive Officer ABIG        1994    390,063      233,200          --             --         --        13,126
Eugene E. Becker....................  1996    253,423      229,900          --        123,000      4,500        21,728
  Executive Vice President and        1995    230,973      171,600          --         84,700      4,200        18,954
  Chief Marketing Officer of          1994    217,296      122,500          --         61,950      4,200        13,126
  ABIG
Jay R. Fuchs........................  1996    194,329      159,200          --         90,200      3,300        21,728
  President of ABLAC and              1995    178,310      125,800          --         66,550      3,300        18,954
  ABIC                                1994    169,369       84,300          --         48,675      3,300        13,126
Jason J. Israel.....................  1996    175,138      129,300          --         82,000      3,000        21,319
  Executive Vice President of         1995    136,436       76,600          --         42,350      2,100        17,238
  Administration                      1994    128,310       65,400          --         30,975      2,100        10,608

---------------

(1) Estimated. Bonuses earned during a fiscal year are not paid until May of the following fiscal year.
(2) Officers also receive certain perquisites and personal benefits; however, such items do not exceed the lesser of $50,000 or 10% of such Officer's salary and bonus and, therefore, are not required to be reported.
(3) Officers received Restricted Stock under the 1994 Senior Management Stock Option Plan ("Senior Plan"). The 1994 Senior Plan provides that upon the exercise of an option for a "Primary Share," the grantee will receive two additional shares of "Restricted Shares," and the Restricted Shares vest three years from the date of exercise. Holders of Restricted Shares are entitled to receive dividends equal to those granted to the holders of the Company's Common Stock generally, and are entitled to vote such shares. The exercise price for the Primary Shares was $41.00. For specific terms of this plan, see the plan description on pages 25 and 26.
(4) At December 31, 1996, Restricted Shares of Common Stock held by the executive officers named in the table and the market value thereof was as follows: Mr. Landon, 40,500 shares acquired under the 1991 Stock Option/Restricted Stock Award Plan ("1991 Plan"), $2,070,562; Mr. Gaston, 33,000 shares acquired under the 1991 Plan, $1,687,125; Mr. Becker 3,000 shares acquired under the 1991 Plan and 8,600 acquired under the Senior Plan, $593,050; Mr. Fuchs, 6,000 shares acquired under the 1991 Plan and 6,600 under the Senior Plan, $644,175; and Mr. Israel, 3,000 shares acquired under the 1991 Plan and 2,800 shares acquired under the Senior Plan, $296,525.
(5) For 1996 this amount represents the estimated allocation of shares of the Company's Common Stock under the Leveraged Employee Stock Ownership Plan (LESOP). Mr. Landon, Mr. Gaston, Mr. Becker, Mr. Fuchs are estimated to receive 425 shares each and Mr. Israel is estimated to receive 417 shares. The value is based on the market value at year-end of $51.125 multiplied by the number of estimated shares allocated to each named executive officer.

STOCK OPTIONS AND SARS

     The following table sets forth information with regard to grants of stock options to each of the named executive officers during the year ended December 31, 1996. Grants were made under the 1994 Senior Management Stock Option Plan. No SARs have been granted.

                             OPTION GRANTS IN 1996

INDIVIDUAL GRANTS

                                                                                          POTENTIAL REALIZABLE
                                                 % OF TOTAL                                 VALUE AT ASSUMED
                                                  OPTIONS                                ANNUAL RATES OF STOCK
                                                 GRANTED TO                              PRICE APPRECIATION FOR
                                       OPTIONS   EMPLOYEES     EXERCISE                       OPTION TERM
                                       GRANTED   IN FISCAL      OF BASE     EXPIRATION   ----------------------
NAME                                   (#)(1)     YEAR(2)     PRICE($/SH)      DATE      5%($)(3)    10%($)(3)
----                                   -------   ----------   -----------   ----------   ---------   ----------
R. Kirk Landon.......................      --       --              --            --           --           --
Gerald N. Gaston.....................      --       --              --            --           --           --
Eugene E. Becker.....................   4,500        5%          41.00       5/21/99      152,070      184,065
Jay R. Fuchs.........................   3,300        4%          41.00       5/21/99      111,518      134,581
Jason J. Israel......................   3,000        3%          41.00       5/21/99      101,380      122,710

---------------

(1) Options were granted under the 1994 Senior Management Stock Option Plan to Mr. Becker, Mr. Fuchs and Mr. Israel. Mr. Becker and Mr. Fuchs exercised their options during November 1996. Upon exercise of the option, Mr. Becker received 3,000 Restricted Shares and Mr. Fuchs received 2,200 Restricted Shares. Mr. Israel has not exercised his option, however upon exercise of the option he will receive 2,000 Restricted Shares. See footnote (3) under Summary Compensation Table of this Proxy Statement for material terms of the options granted.
(2) As a percentage of options granted under the 1994 Senior Management Stock Option Plan. During 1996, 29,400 stock options for Primary Shares were granted under the 1994 Senior Management Stock Option Plan which includes 3,600 Stock Options for Primary Shares granted to the named executive officers. An additional 74,300 stock options were granted under the 1991 Stock Incentive Compensation Plan to key employees other than those named above.
(3) Assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Common Stock increasing to $47.46 and $54.57, respectively.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with regard to stock option exercises during 1996 by each of the named executive officers and December 31, 1996 values of all unexercised options held by such individuals.

                      AGGREGATED OPTION EXERCISES IN 1996
                        AND 1996 YEAR-END OPTION VALUES

                                                                                               VALUE OF
                                                                             NUMBER OF       UNEXERCISED
                                                                            UNEXERCISED      IN-THE-MONEY
                                                                             OPTIONS AT       OPTIONS AT
                                              SHARES                       12/31/96(#)(2)   12/31/96($)(3)
                                             ACQUIRED                      --------------   --------------
                                                ON        VALUE REALIZED    EXERCISABLE/     EXERCISABLE/
NAME                                        EXERCISE(#)       ($)(1)       UNEXERCISABLE    UNEXERCISABLE
----                                        -----------   --------------   --------------   --------------
R. Kirk Landon............................        --              --         162,843/0       5,897,975/0
Gerald N. Gaston..........................        --              --         141,636/0       5,121,698/0
Eugene E. Becker..........................     4,500         170,250          34,665/0       1,587,507/0
Jay R. Fuchs..............................    23,701         773,642               0/0               0/0
Jason J. Israel...........................        --              --          16,396/0         725,801/0

---------------

(1) Market value at date of exercise minus exercise price.
(2) All unexercised options include options that were granted under the 1987 Executive Stock Option/Dividend Accrual Plan. Also included are: 80,000 shares for Mr. Landon and 70,000 shares for Mr. Gaston which are issuable upon conversion of the debentures granted under the 1994 ABIG Key Executive Debenture Plan and 3,000 shares for Mr. Israel under the 1994 Senior Management Stock Option Plan.
(3) Market value at year-end minus exercise price.

1994 ABIG KEY EXECUTIVE DEBENTURE PLAN

     On May 25, 1994, shareholders of the Company approved the adoption of the 1994 ABIG Key Executive Debenture Plan (the "Debenture Plan"). The Debenture Plan provides for the offering for sale of subordinated debentures ("Debentures") to key executive officers of the Company and its subsidiaries. Such persons include individuals who hold the title of executive vice presidents and above. The Debentures are convertible to shares of the Company's Common Stock in accordance with the provisions of the plan. Under the Debenture Plan 150,000 shares of the Company's authorized but previously unissued Common Stock are reserved for issuance on conversion and all shares are subject to outstanding Debentures.

1994 SENIOR MANAGEMENT STOCK OPTION PLAN AND THE 1991 STOCK OPTION/RESTRICTED STOCK AWARD PLAN

     On May 25, 1994, shareholders approved the adoption of the 1994 Senior Plan (the "Senior Plan"). The Senior Plan is a non-qualified plan under the Internal Revenue Code of 1986, as amended. The Senior Plan provides for the issuance of up to 700,000 shares of the Company's authorized but previously unissued Common Stock to persons who are full-time, key management employees of the Company and its subsidiaries. Such persons include individuals who hold the titles of Business Board Chairman and senior vice presidents and above. There are approximately forty-five (45) individuals who are considered key management employees at this time.

     The Compensation and Nominating Committee (the "Committee") may at any regular quarterly or annual meeting, subject to the provisions of the Senior Plan, grant employees options to purchase shares of the Company's Common Stock ("Primary Shares") at the fair market value of such shares on the date of grant. The grantee will also receive, for no additional consideration, two shares of the Company's Common Stock subject to certain transfer restrictions ("Restricted Shares") for every one Primary Share purchased upon the exercise of the option. The restrictions will lapse on the Restricted Shares three years from the date the option is exercised, provided that the employee still holds the Primary shares purchased on the date the option was exercised.

     Payment of the purchase price for Primary Shares shall be made in cash or in such other form as the Company may approve including shares of Common Stock of the Company, held for at least six months, valued at their fair market value on the date of the exercise of the option. Options granted under the Senior Plan may not be exercised on or after the third anniversary of the grant date or such shorter time as determined by the Committee on the date of grant. No options will be granted pursuant to the Senior Plan after ten years from its adoption by the Board of Directors.

     During a three-year vesting period, Restricted Shares are subject to a forfeiture in the event the related Primary Shares are disposed of or if employment with the Company is terminated except by death, disability or retirement. Dividends and voting rights on the Restricted Shares remain with the employee during the vesting period. Full vesting occurs on the third annual anniversary after the date the options are exercised or upon death, disability or retirement of the employee or a change in control of the Company.

     The 1991 Stock Option/Restricted Stock Award Plan was adopted by the Board of Directors in November 1990 subject to shareholder approval, which was obtained on May 22, 1991. Upon shareholder approval of the Senior Plan, the Company ceased granting options under this plan. Nevertheless, the options granted under this plan are outstanding. The terms of the plan are substantially similar to those of the Senior Plan except that (i) the employee is awarded three Restricted Shares for every Primary Share and (ii) originally, full vesting occurs on the fifth annual anniversary after the exercise date of the options. During 1995, the plan was amended to allow the Company to grant recipients the option to extend the original vesting period for either one, two or three years.

     Upon shareholder approval of the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan, the Company will discontinue making grants under the Senior Plan.

1991 STOCK INCENTIVE COMPENSATION PLAN

     The 1991 Stock Incentive Compensation Plan provides for the issuance of options for up to 289,586 shares of the Company's Common Stock to persons who are key management employees of the Company and its subsidiaries. The plan was adopted by the Board of Directors in November 1990 subject to shareholder approval which was obtained on May 22, 1991. The plan, which is a non-qualified plan under the Internal Revenue Code, is effective for a period of ten years.

     Options issued pursuant to the plan are exercisable at fifty percent of the fair market value (as defined in the plan) on the grant date. Options must be exercised within sixty days of the grant date. Shares obtained upon exercise are subject to restrictions. Vesting occurs ratably over a five-year period or upon death, disability or retirement of the employee or a change in control of the Company. Non-vested shares are subject to forfeiture if employment is terminated except by death, disability or retirement. During the restricted period, employees receive all cash dividends paid and exercise the voting rights assigned to each share.

     Upon shareholder approval of the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan, the Company will discontinue making grants under this plan.

EXECUTIVE STOCK OPTION/DIVIDEND ACCRUAL PLAN

     The 1987 Executive Stock Option/Dividend Accrual Plan provided for the issuance of up to 1,000,000 shares of the Company's Common Stock to persons who are officers and key management employees of the Company. The plan became effective upon shareholder approval on May 27, 1987 and has a term of ten years. The Company has discontinued making grants under this plan.

     Options which were issued pursuant to the plan are exercisable at fair market value (as defined in the plan) on the date of grant. From the date of grant until the exercise date of options, and to the extent cash dividends are declared by the Company in respect of its Common Stock, cash is accrued for the benefit of the optionee as if the options had already been exercised and dividends were payable thereon, provided that all such accrued cash will be applied toward the exercise price of the options on the date of exercise.

1988 LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN ("LESOP")

     The 1988 LESOP is a defined contribution stock bonus plan and trust in which employees of ABIC and ABLAC and certain other subsidiaries of the Company are eligible to participate. Generally, an employee becomes eligible to participate in the plan following a 12-month period of employment.

     The LESOP trust fund acquired 1,752,537 shares of the Company's Common Stock, which will be allocated to participants annually over the 10-year period commencing December 31, 1989. The LESOP trust fund borrowed money (the "Loan") to purchase the stock. Each year the Company makes a contribution to the LESOP which is used to pay the Loan and certain LESOP expenses. As principal payments are made, stock held in the trust fund is allocated to participants' accounts. Participants have the right to instruct the LESOP trustee as to the voting of allocated shares.

     The vested value of a participant's account becomes payable upon termination of employment for any reason including death. However, the vested value of a participant's account becomes distributable upon final payment of the Loan. There is no partial vesting, but full vesting occurs after the completion of five years of service (including certain service prior to January 1, 1989), or upon the participant's earlier death, disability or retirement. If a participant terminates employment prior to vesting, his account is forfeited. The participant's interest in the vested value of their account is represented by their allocated shares of the Company's stock and by cash for fractional shares.

CERTAIN CONTRACTS

     To help ensure that Senior Management will be prepared to function in the Company's best interests in the event of any possible change in control of the Company, whether by merger, sale or other comparable action, and to help ensure the continuing services of such officers, the Board of Directors (with only non-employee directors participating) authorized the Company originally to enter into certain contracts with selected executive officers. While there was no reason to believe that a merger or sale was imminent, the Board of Directors believed it in the best interest of the Company and its shareholders that it act at that time to avoid the need for hasty action in the future and to ensure continuity of highly qualified management.

     The contracts generally provide the executive officers will receive the following compensation in the amounts and for the reasons indicated:

          (a) In the event the company becomes a party to a merger or sale, an amount up to two times his then current base salary or an amount equal to the maximum amount that will not constitute a "parachute amount" as defined in Section 280G of the Internal Revenue Service Code. As of March 15, 1996, the maximum allowable is up to, but not including three times the average of the individual's previous compensation for the past five years. Under the contract, a merger or sale is deemed to have taken place when any person (or group) obtains sufficient ownership of stock to exercise control over the operations of the Company.

          (b) Upon retirement at or after attainment of age 65, from 100% up to 150% of current base salary. Upon termination for the convenience of the Company, an amount equal to his then current annual base salary. Termination for convenience means termination at the behest of the Company, whether by dismissal, by requested resignation or by resignation which follows a greater than 20% decrease in the employee's salary.

          (c) In the event of termination of employment for certain illnesses or disabilities which preclude an employee from rendering satisfactory services for a period of three months or more, an amount from 50% up to 100% of his then current annual base salary.

          (d) In the event of death, an amount payable to his beneficiary or estate equal to 150% his annual base salary at the time of death.

     If, at December 31, 1996, a merger or sale had occurred as set forth above, the Company would have been obligated to make payments to Mr. Landon, Mr. Gaston, Mr. Becker, Mr. Fuchs and Mr. Israel in the amounts of $1,387,390, $1,251,606, $506,846, $388,658 and $403,969, respectively.

RETIREMENT PLANS

     The Company has a non-contributory pension plan covering substantially all of its employees. The Company contributes such amounts as are necessary, on an actuarial basis, to provide the plan with assets sufficient to meet the benefits to be paid to plan members. Contributions under the plan are based on length of service and average annual compensation. Compensation includes normal salary and wages and does not include bonuses, overtime pay, reimbursements or special pay. Upon normal retirement, age 65, the participant's monthly benefit will be equal to 2% of the "average monthly earnings" multiplied by the number of years of service to the Company less 50% of the monthly primary social security benefits to which the individual is entitled. The participant's "average monthly earnings" equals the average monthly compensation for the highest 60 consecutive months of compensation within the last 120 months immediately preceding retirement. There was no actuarially-determined pension expense as a result of the plan reaching the full funding limitation.

     On August 24, 1991, the Board of Directors approved the Non-qualified Supplemental Benefit Plan. The plan is a non-qualified, unfunded, deferred compensation arrangement designed solely to equalize the total benefits certain key executives would have received under the Company's Retirement Plan, but for the limitations on benefits imposed by Section 415 of the Internal Revenue Code (as reflected in Section 7.01 of the Retirement Plan). The plan is intended to benefit the Company and its affiliates by recognizing the value of the past and present services of the key executives covered by the plan and to encourage them to continue careers with the Company and its affiliates. The Compensation and Nominating Committee administers and interprets the provisions of the plan. Participants are those key executives designated from time to time by the Board of Directors.

     Following are the estimated annual benefits under both Retirement Plans for various lengths of service and compensation levels based on the assumption that the retiree will choose a life-only benefit and is retiring at age 65 during the year 1996. Election of the other available payment options could change the benefit; however, all benefits are actuarially equivalent. For annual benefits in excess of $120,000 or salaries in excess of $150,000, assume the employee is a member of both retirement plans.

                   PENSION ACCRUAL BASED ON YEARS OF SERVICE

                       5 YEARS   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS   45 YEARS
AVERAGE ANNUAL         SERVICE   SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
--------------         -------   --------   --------   --------   --------   --------   --------   --------   --------
$100,000.............   1,804     11,804     21,804     31,804     41,804     51,804     61,804     71,804     81,804
$150,000.............   6,804     21,804     36,804     51,804     66,804     81,804     96,804    111,804    126,804
$200,000.............  11,804     31,804     51,804     71,804     91,804    111,804    131,804    151,804    171,804
$250,000.............  16,804     41,804     66,804     91,804    116,804    141,804    166,804    191,804    216,804
$300,000.............  21,804     51,804     81,804    111,804    141,804    171,804    201,804    231,804    261,804
$350,000.............  26,804     61,804     96,804    131,804    166,804    201,804    236,804    271,804    306,804
$400,000.............  31,804     71,804    111,804    151,804    191,804    231,804    271,804    311,804    351,804
$450,000.............  36,804     81,804    126,804    171,804    216,804    261,804    306,804    351,804    396,804
$500,000.............  41,804     91,804    141,804    191,804    241,804    291,804    341,804    391,804    441,804
$550,000.............  46,804    101,804    156,804    211,804    266,804    321,804    376,804    431,804    486,804
$600,000.............  51,804    111,804    171,804    231,804    291,804    351,804    411,804    471,804    531,804
$650,000.............  56,804    121,804    186,804    251,804    316,804    381,804    446,804    511,804    576,804
$700,000.............  61,804    131,804    201,804    271,804    341,804    411,804    481,804    551,804    621,804
$750,000.............  66,804    141,804    216,804    291,804    366,804    441,804    516,804    591,804    666,804

     The years of service, as of December 31, 1996, for Mr. Landon, Mr. Gaston, Mr. Becker, Mr. Fuchs and Mr. Israel are 44, 19, 23, 19 and 11 years, respectively.

PERFORMANCE GRAPHS

     The following graph compares the Company's cumulative total shareholder return (Common Stock appreciation plus dividends on a reinvested basis) over the last five fiscal years compared to the Nasdaq Market Index and the Nasdaq Insurance Index.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN

          AMERICAN BANKERS INSURANCE GROUP, INC., NASDAQ MARKET INDEX
                           AND NASDAQ INSURANCE INDEX

                                            AMERICAN
         MEASUREMENT PERIOD                 BANKERS              NASDAQ               NASDAQ
        (FISCAL YEAR COVERED)           INSURANCE INDEX       MARKET INDEX       INSURANCE INDEX
1991                                                100               100               100
1992                                                120               116               135
1993                                                136               134               145
1994                                                128               131               136
1995                                                212               185               194
1996                                                283               227               221

     The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991, and that all dividends were reinvested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Price Waterhouse, Independent Certified Public Accountants, certified the accounts of the Company for the last fiscal year ended December 31, 1996. No member of such firm or any associate thereof has any financial interest in the Company or in its subsidiaries. A member of such firm is expected to be present at the Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                            SHAREHOLDERS' PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting, must deliver such proposal in writing to the Company at 11222 Quail Roost Drive, Miami, Florida 33157-6596, not later than December 19, 1997.

                                 OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 /s/ ARTHUR W. HEGGEN
                                          --------------------------------------
                                                     Arthur W. Heggen
                                                        Secretary

April 11, 1997

     THE COMPANY HEREBY INCORPORATES BY REFERENCE ITEMS 7 AND 8 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 1996. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO P. BRUCE CAMACHO, FIRST SENIOR VICE PRESIDENT, INVESTOR RELATIONS, AT THE ADDRESS STATED HEREIN.

                                   EXHIBIT A

                         TEXT OF PROPOSED AMENDMENT TO
              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.


     The first paragraph of Article IV of the Third Amended and Restated Articles of Incorporation of the Company, is proposed to be amended to read in full as follows:

        The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is 110,000,000 the total number of shares of Common Stock shall be 100,000,000 and each such share shall have a par value of One Dollar ($1.00); and the total number of shares of Preferred Stock shall be 10,000,000 and each share shall be without par value.

                                   EXHIBIT B

                     AMERICAN BANKERS INSURANCE GROUP, INC.

                           1997 EQUITY INCENTIVE PLAN

I.  PURPOSE

     The purpose of the American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan is to promote the interests of American Bankers Insurance Group, Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Options, Stock Appreciation Rights, Restricted Stock, Merit Awards, Performance Share Awards and Cash Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with American Bankers, devote their best efforts to the Company and improve American Bankers' economic performance, thus enhancing the value of the Company for the benefit of shareholders. The Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with automatic grants of Options. Stock Appreciation Rights, Merit Awards, Performance Shares Awards and Cash Awards may not be granted to such Outside Directors under the Plan.

II.  DEFINITIONS

     A. "Agreement" shall mean a written agreement setting forth the terms of an Award, to be entered into at the Company's discretion.

     B. "American Bankers" shall mean, collectively, American Bankers Insurance Group, Inc. and its Subsidiaries.

     C. "Award" shall mean an Option, a Stock Appreciation Right, a Restricted Stock Award, a Merit Award, a Performance Share Award, or a Cash Award in each case granted under this Plan.

     D. "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or Outside Director or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's or Outside Director's death.

     E. "Board" shall mean the Board of Directors of the Company.

     F. "Cash Award" shall mean grants of cash or loans, in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Award recipient.

     G. "Change in Control" shall mean the consummation of any transaction or series of transactions in which a person or a group of related or affiliated persons obtains ownership of the Common Stock of the Company sufficient to exercise control over the operations of the Company, and such person or group does not presently have the ability to exercise such control. Such a Change in Control shall be deemed to have taken place if:

          1. a tender offer or series of offers has been made to and accepted by 50 percent or more of the Company's shareholders; or

          2. a transfer of stock has occurred which is sufficient to allow the new purchaser (or group of related or affiliated purchasers) to elect a majority of the Board other than those proposed by the management of the Company; or

          3. a majority of the Board is replaced in any one year; or

          4. a merger or reorganization is consummated which results in existing shareholders of American Bankers owning less than 50 percent of the voting stock of the corporation acquiring the Company (or, if the Company is the acquiring corporation, results in existing shareholders of the Company owning less than 50 percent of the voting stock of the Company); or

          5. more than 50 percent of the assets of American Bankers are sold.

     H. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     I. "Committee" shall mean the Compensation and Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of two or more members, each of whom shall be a "Non-Employee Director" as defined in Rule 16b-3 promulgated under the Exchange Act and an "outside director" as defined in the regulations issued under Section 162(m) of the Code, as each may be amended from time to time.

     J. "Common Stock" shall mean the Common Stock of the Company ($1.00 par value), subject to adjustment pursuant to Section 14.

     K. "Company" shall mean, collectively, American Bankers Insurance Group, Inc. and its Subsidiaries.

     L. "Employee" shall mean a regular, full-time employee of American Bankers as selected by the Committee to receive an Award under the Plan.

     M. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     N. "Exercise Price" shall mean, with respect to Option or SAR, the price fixed by the Committee at which each share of Common Stock may be purchased from the Company pursuant to the exercise of such Option or the price fixed by the Committee at which the appreciation of the SAR shall be determined.

     O. "Fair Market Value" shall mean the last trade price of the Common Stock as reported on the Nasdaq Stock Market's National Market or other national market exchange on which the Common Stock is traded on the relevant date, or if no quotation shall have been made on that date, on the next preceding day on which there was a quotation if within seven days thereof, or, otherwise, as determined in good faith by the Committee.

     P. "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

     Q. "Merit Award" shall mean an award of Common Stock issued pursuant to
Section 9 of the Plan.

     R. "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

     S. "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

     T. "Outside Director" shall mean a director of the Company who is not also an Employee of the Company.

     U. "Performance Goals" means performance goals as may be established in writing by the Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic value added, debt rating or achievement of business or operational goals. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works and/or may be based on the performance of American Bankers generally.

     V. "Performance Period" shall mean the period designated by the Committee during which the performance objectives shall be measured.

     W. "Performance Share Award" shall mean an award of shares of Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

     X. "Performance Shares" shall mean those shares of Common Stock issuable pursuant to a Performance Share Award.

     Y. "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee or Outside Director, shall have acquired on behalf of the Employee or Outside Director by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

     Z. "Plan" shall mean this American Bankers Insurance Group, Inc. 1997 Equity Incentive Plan.

     AA. "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Employees shall not be less than one year from the date of grant (unless otherwise directed by the Committee).

     AB. "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement, if any.

     AC. "Restricted Stock Award" shall mean an award of Restricted Stock.

     AD. "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

     AE. "Retirement" shall mean retirement of an Employee from the employ of the Company at any time as described in the American Bankers Insurance Group, Inc. Retirement Plan or in any successor pension plan, as from time to time in effect.

     AF. "Stock Appreciation Right" or "SAR" shall mean the right of the holder to elect to receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price specified in such right multiplied by the number of shares of Common Stock covered by such right or portion thereof which is so surrendered.

     AG. "Subsidiary" shall mean any present or future subsidiary corporations, as defined in Section 424 of the Code, of American Bankers.

     AH. "Tax Date" shall mean the date the withholding tax obligation arises with respect to the exercise of an Award.

III.  STOCK SUBJECT TO THE PLAN

     There will be reserved for issuance under the Plan (upon the exercise of Options and Stock Appreciation Rights, upon awards of Restricted Stock, Performance Shares and Merit Awards and for stock bonuses on deferred awards of Restricted Stock and Performance Shares), an aggregate of 2,000,000 shares of Common Stock; provided, however, that of such shares, only 700,000 shares in the aggregate shall be available for issuance for Restricted Stock Awards and Merit Awards and only 200,000 shares in the aggregate shall be available for issuance for Performance Share Awards. Such shares shall be authorized but unissued shares of Common Stock. Except as provided in Sections 7 and 8, if any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall again be available for the purposes of the Plan.

IV.  ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have no authority regarding the granting of Options to Outside Directors, as such grants are fixed pursuant to Section 6, subsection B of the Plan.

     In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (except as to Awards of Options granted to Outside Directors) to select the Employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. Subject to the provisions of the Plan specifically governing Awards of Restricted Stock granted, the Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     The Committee may act only by a majority of its members. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken or omitted to be taken by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

V.  ELIGIBILITY

     Awards may only be granted (i) to individuals who are Employees of American Bankers, and (ii) as expressly provided in Section 6, subsection B of the Plan, to individuals who are duly elected Outside Directors of American Bankers.

VI.  OPTIONS

A.  EMPLOYEE AWARDS

     1. Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committee at the time of the grant of such Option. Each Option shall, at the discretion of the Company and as directed by the Committee, be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

     2. Every Incentive Stock Option shall provide for a fixed expiration date of not later than ten years from the date such Incentive Stock Option is granted. Every Nonqualified Stock Option shall provide for a fixed expiration date of not later than ten years and one month from the date such Nonqualified Stock Option is granted.

     3. The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committee at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

B.  NON-EMPLOYEE DIRECTORS' AWARD

     Each Outside Director shall be granted Options to purchase 1,000 shares of Common Stock on the date of the Annual Meeting of the Board. The expiration date for the Options granted under this Section 6, subsection B shall be on the fifth anniversary of the date of grant. The Exercise Price of Options granted under this Section 6, subsection B shall be equal to 100% of the Fair Market Value on the date of grant.

C.  EXERCISE

     The Committee may, in its discretion, provide for Options granted under the Plan to be exercisable in whole or in part; provided, however, that no Option shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 12 or as the Committee otherwise determines in accordance with the Plan, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by American Bankers of (i) notice from the holder thereof of the exercise of an Option, and (ii) payment to American Bankers (as provided in this Section 6, subsection D below), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail.

D.  PAYMENT FOR SHARES.

     Except as otherwise provided in this Section 6, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part (i) in cash, (ii) in whole shares of Common Stock owned by the Employee or Outside Director and evidenced by negotiable certificates, valued at their Fair Market Value (which shares of Common Stock must have been owned by the Employee or Outside Director six months or longer, and not used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise), (iii) by a combination of such methods of payment, or (iv) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including with respect to any Option granted in Section 6 subsection A, if permitted by the Committee, the equivalent cash dividend paid upon each share of Common Stock by the Company during the period between the grant of such Option and the exercise of such Option to the extent of the number of shares of Common Stock with respect to which the Option was exercised).

VII.  STOCK APPRECIATION RIGHTS

     The Committee may grant Stock Appreciation Rights granted in tandem with the grant of Options or may solely grant Stock Appreciation Rights. If Stock Appreciation Rights are granted without any related Options, they may contain such terms and conditions as determined by the Committee in its sole discretion in accordance with the Plan. If the Stock Appreciation Rights are granted in tandem with any Option granted under the Plan, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option.

     The Exercise Price of an SAR shall be shall be equal to or greater than the Fair Market Value of Common Stock on the date of the grant of the SAR. For an SAR granted in tandem with Options, the Exercise Price shall be the Exercise Price of the related Option. An SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price of the SAR. An SAR granted under the Plan shall be exercisable in whole or in part; provided, however, that no SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 12 or as the Committee otherwise determines in accordance with the Plan. A notice for the exercise of an SAR shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised.

     Subject to the terms and provisions of this Section 7, upon the exercise of an SAR, the holder thereof shall be entitled to receive from American Bankers consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price of the SAR. The Committee may stipulate in the Agreement the form of consideration which shall be received upon the exercise of a SAR. If no consideration is specified therein, upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock, or in cash, or partly in cash and partly in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

     Upon the exercise of an SAR, the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under the Plan.

VIII.  RESTRICTED STOCK AWARDS

     The Committee may make an award of Restricted Stock to selected Employees, which shall be evidenced by an Agreement which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. As a condition to any Award hereunder, the Committee may require an Employee to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Subject to the terms and conditions of each Restricted Stock Award, the Employee, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

     In the event that a Restricted Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture.

     Employees may be offered the opportunity to defer the receipt of payment of vested shares of Restricted Stock, and Common Stock may be granted as a bonus for deferral, under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Restricted Stock so deferred.

A.  TRANSFERABILITY

     Subject to subsection B of Section 16 hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Employees, shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than one year from the date such Restricted Stock was awarded. The Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock awarded under the Plan to Employees, but, unless otherwise determined by the Committee, such Restricted Period shall not be less than one year.

     During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement, if any. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and the applicable Agreement, if any. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The recipient will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that (i) the recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired;
(ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) subject to subsection B of

Section 16 hereof, the recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and (iv) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

IX.  MERIT AWARDS

     The Committee may from time to time make an award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. As a condition to any such Merit Award, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.

X.  PERFORMANCE SHARES

     The Committee may make awards of Common Stock or Restricted Stock which may, in the Company's discretion and as directed by the Committee, be evidenced by an Agreement, to selected Employees on the basis of the Company's financial performance in any given period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive such Performance Shares, to determine the number of such shares to be granted for each Performance Period, and to determine the duration of each such Performance Period. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

     The Performance Goals and Performance Period applicable to an award of Performance Shares shall be set forth in writing by the Committee no later than 90 days after the commencement of the Performance Period and shall be communicated to the Employee. The Committee shall have the discretion to later revise the Performance Goals solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the Performance Goals; provided that the Performance Goals and the amounts payable upon attainment of the Performance Goals may be adjusted during any Performance Period to reflect promotions, transfers or other changes in an Employee's employment so long as such changes are consistent with the Performance Goals established for other Employees in the same or similar positions.

     In making a Performance Share Award, the Committee may take into account an Employee's responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each Performance Share Award shall be established in shares of Common Stock and/or shares of Restricted Stock in such proportions as the Committee shall determine. The amount of any Performance Share award in the aggregate during the term of the Plan to an individual shall not exceed 10,000 shares of Common Stock.

     The Committee shall determine, in its sole discretion, the manner of payment, which may include (i) cash, (ii) shares of Common Stock, or (iii) shares of Restricted Stock in such proportions as the Committee shall determine. Employees may be offered the opportunity to defer the receipt of payment of earned Performance Shares, and Common Stock may be granted as a bonus for deferral under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Performance Shares so deferred.

     An Employee must be employed by the Company at the end of a Performance Period in order to be entitled to payment of Performance Shares in respect of such period; provided, however, that in the event of an Employee's cessation of employment before the end of such period, or upon the occurrence of his or her death, Retirement, or disability, or other reason approved by the Committee, the Committee may, in its sole discretion, limit such forfeiture.

XI.  CASH AWARDS

     The Committee may make Cash Awards. The Committee may grant a Cash Award at the time of grant of any other Award or may grant a Cash Award upon the exercise of any other Award. The terms of any such Cash Award shall be determined by the Committee, in its sole discretion.

XII.  CONTINUED EMPLOYMENT, AGREEMENT TO SERVE AND EXERCISE PERIODS

     A. Subject to the provisions of subsection F of this Section 12, every Option and SAR shall provide that it may not be exercised in whole or in part for a one-year period beginning on the date of granting such Option (unless otherwise determined by the Committee).

     B. Every Option and SAR shall provide that in the event the Employee or, with respect to Options granted under Section 6, subsection B, Outside Director dies (i) while employed by or a member of the Board of American Bankers or, (ii) during the periods in which Options or SARs may be exercised by an Employee or Outside Director determined to be disabled as provided in subsection C of this
Section 12 up to 6 months after the death of the Employee or Outside Director such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by the Beneficiaries of the decedent to the extent exercisable by the Employee or Outside Director prior to death.

     C. Every Option and SAR shall provide that in the event the employment of any Employee or, with respect to Options granted under Section 6, subsection B, Outside Director shall cease by reason of disability, at any time during the term of the Option or SAR, such Option or SAR shall be exercisable, at any time or from time to time up to 6 months after the disability of the Employee or Outside Director prior to the fixed termination date set forth in the Option for the number of shares which could have been acquired under the Option immediately prior to disability. As used herein, an Employee or Outside Director will be deemed "disabled" when he or she becomes unable to perform the functions required by his or her regular job or of the Outside Director due to physical or mental illness. In connection with the grant of an Incentive Stock Option an Employee shall be disabled if he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code. The determination by the Committee of any question involving disability shall be conclusive and binding.

     D. Except as provided in subsections A, B, C and E of this Section 12, every Option and SAR shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or SAR or upon termination, whether voluntary or for cause, of the Employee's employment or of the Outside Director's membership on the Board.

     E. Notwithstanding any provision of this Section 12 to the contrary, any Award granted pursuant to the Plan, may, in the discretion of the Committee, become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Award for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Award (i) from and after the time the Employee ceases to be an Employee of American Bankers as a result of the sale or other disposition by American Bankers of assets or property (including shares of any Subsidiary) in respect of which such Employee had theretofore been employed or as a result of which such Employee's continued employment with American Bankers is no longer required, and
(ii) in the case of a Change in Control of American Bankers, from and after the date of such Change in Control.

     F. Subject to the limitations set forth in Section 422 of the Code, the Committee may adopt, amend, or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of American Bankers with respect to any Employee.

XIII.  WITHHOLDING TAXES

     Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment, (ii) authorizing American Bankers to withhold from the shares of Common Stock otherwise issuable to the

Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or (iii) by delivery to American Bankers of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award. An Employee's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.

XIV.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to Common Stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3 and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Employee or Outside Director shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

XV.  AMENDMENTS AND TERMINATIONS

     Unless the Plan shall have been earlier terminated as hereinafter provided, no Awards shall be granted hereunder after May 23, 2007. The Board or the Committee may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; subject to any regulatory or shareholder approval required by law. The Committee may, subject to any regulatory or shareholder approval required by law, at any time modify or amend the terms of an outstanding Award, provided, however, that in no event shall any such termination, modification or amendment to the Plan adversely affect the rights of the holder of any outstanding Award or violate applicable law.

XVI.  MISCELLANEOUS PROVISIONS

     A. Except as to Awards to Outside Directors, no Employee or other person shall have any claim or right to be granted an Award under the Plan.

     B. An Employee's or Outside Director's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's or Outside Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee or Outside Director in the Plan shall be subject to any obligation or liability of such individual; provided, however, that an Employee's or Outside Director's rights and interest under the Plan may, subject to the discretion and direction of the Committee, be made transferable by such Employee or Outside Director during his or her lifetime. Except as specified in Section 8, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

     C. No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws.

     D. The expenses of the Plan shall be borne by the Company.

     E. By accepting any Award under the Plan, each Employee and Outside Director and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     F. Awards granted under the Plan shall be binding upon American Bankers, its successors, and assigns.

     G. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Sections 13, 15(d) or 16(a) of the Exchange Act, or any other applicable statute, rule, or regulation.

     H. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

     I. Each Employee shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.

XVII.  EFFECTIVENESS OF THE PLAN

     The Plan shall be submitted to the shareholders of the Company for their approval and adoption on May 23, 1997 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted at a meeting of the Company's shareholders.

XVIII.  GOVERNING LAW

     The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Florida.

                                                               Exhibit C


                     AMERICAN BANKERS INSURANCE GROUP, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
               THE ANNUAL MEETING OF SHAREHOLDERS -- MAY 23, 1997


        The undersigned hereby appoints R. KIRK LANDON, GERALD N. GASTON and ARTHUR W. HEGGEN, and each of them, proxies with the power of substitution to each for and in the name of the undersigned to vote all shares of Common Stock of American Bankers Insurance Group, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 23, 1997 at 10:00 A.M. Eastern Time in the Auditorium of the Company's Headquarters at 11222 Quail Roost Drive, Miami, Florida 33157 and at any and all adjournments or postponements thereof.

              COMMENTS:
                        ------------------------------------------

              ----------------------------------------------------

              ----------------------------------------------------

                                     PROXY

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 & 5.

        The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" Items 1, 2, 3, 4 & 5 listed on the reverse side. Please mark your vote, date and sign your name as it appears on the mailing label, detach and return it in the enclosed envelope.

            CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
                                                                       SIDE

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This Proxy is being solicited by the Board of Directors of American Bankers Insurance Group, Inc.

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 & 5.

Please mark
your votes as
indicated in   /X/
this example


The American Bankers Insurance Group, Inc. Board of Directors recommends a vote FOR Items 1, 2, 3, 4 & 5.


Item 1 - Election of the following nominees as Directors                        Item 2 - Approval of the adoption of an
for a term expiring in 2000: Gerald N. Gaston, Daryl L. Jones,                  amendment to the Third Amended and Restated
Bernard P. Knoth, Albert H. Nahmad, and George E. Williamson, II.               Articles of Incorporation of the Company
                                                                                to increase the authorized capital stock of
                                                                                the Company.


FOR ALL             WITHHELD FOR ALL        WITHHELD FOR THE FOLLOWING ONLY:
NOMINEES                NOMINEES            (Write the name of the nominee(s) in space below)       FOR    AGAINST    ABSTAIN

 /  /                    /  /               _____________________________________________          /  /     /  /       /  /


Item 3 - Approval of the adoption of an amendment          Item 4 - Approval of the adoption       Item 5 - In their discretion, the
to the 1994 Amended and Restated Directors' Deferred       of the American Bankers Insurance       proxies are authorized to
Compensation Plan to increase the number of shares         Group, Inc. 1997 Equity Incentive       consider and act upon such other
of Common Stock reserved for issuance thereunder           Plan.                                   matters as may properly come
from 100,000 to 200,000 shares.                                                                    before the meeting or any and all
                                                                                                   postponements or adjournments
                                                                                                   thereof.


        FOR    AGAINST    ABSTAIN                          FOR    AGAINST    ABSTAIN               FOR    AGAINST    ABSTAIN

       /  /     /  /       /  /                           /  /     /  /       /  /                /  /     /  /       /  /


                                                                                    If acting as executor, administrator, trustee,
                                                                                    guardian, etc., you should so indicate when
                                                                                    signing. If the signer is a corporation,
                                                                                    please sign the full corporate name,
                                                                                    by a duly authorized officer. If shares
                                                                                    are held jointly, each shareholder named
                                                                                    should sign.


                                                                                    Signature __________________________________


                                                                                    Signature if held jointly __________________


                                                                                    Dated: ______________________________ , 1997
